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                                                                       Exhibit 9

                     TRANSFER AGENCY AND SERVICES AGREEMENT


         THIS AGREEMENT, dated as of this 1st day of January, 1998 between those entities identified on the execution page hereof (each a "Fund", and collectively the "Funds"), each with its principal place of business at 1100 The Halle Building, 1228 Euclid Avenue, Cleveland, Ohio 44115 and FIRST DATA INVESTOR SERVICES GROUP, INC. ("Investor Services Group"), a Massachusetts corporation with principal offices at 4400 Computer Drive, Westboro, Massachusetts 01581.

                                   WITNESSETH
                                   ----------

         WHEREAS, the Funds are authorized to issue Shares in separate series, with each such series representing interests in a separate portfolio of securities or other assets.

         WHEREAS, each Fund currently offers Shares in itself or in a series identified in the attached Exhibit 1;

         WHEREAS, each of the Funds desires to appoint Investor Services Group as its transfer agent, dividend disbursing agent and agent in connection with certain other activities and Investor Services Group desires to accept such appointment;

         NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, each Fund and Investor Services Group agree as follows:

Article  1   Definitions.
             ------------

         1.1 Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  (a) "Authorized Person" shall be deemed to include (i) any authorized officer of a Fund; or (ii) any person, whether or not such person is an officer or employee of a Fund, duly authorized to give Oral Instructions or Written Instructions on behalf of a Fund as indicated in writing to Investor Services Group from time to time.

                  (b) "Board of Trustees" shall mean the Board of Trustees of a Fund.

                  (c) "Commission" shall mean the Securities and Exchange Commission.

                  (d) "Custodian" refers to any custodian or subcustodian of securities and other property which a Fund may from time to time deposit, or cause to be deposited or held under the name or account of such a custodian pursuant to a Custodian Agreement.


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                  (e) "Declaration of Trust" shall mean the Declaration of
         Trust, or other similar organizational document as the case may be, of a Fund as the same may be amended from time to time.

                  (f) "1934 Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, all as amended from time to time.

                  (g) "1940 Act" shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, all as amended from time to time.

                  (h) "Oral Instructions" shall mean instructions, other than Written Instructions, actually received by Investor Services Group from a person reasonably believed by Investor Services Group to be an Authorized Person;

                  (i) "Prospectus" shall mean the most recently dated Prospectus and Statement of Additional Information of a Fund, including any supplements thereto if any, which has become effective under the Securities Act of 1933 and the 1940 Act.

                  (j) "Shares" refers collectively to such shares of beneficial interest or class thereof, of each respective Fund or Fund series, as may be issued from time to time.

                  (k) "Shareholder" shall mean a record owner of Shares of a Fund.

                  (l) "Written Instructions" shall mean a written communication signed by a person reasonably believed by Investor Services Group to be an Authorized Person and actually received by Investor Services Group. Written Instructions shall include manually executed originals and authorized electronic transmissions, including telefacsimile of a manually executed original or other process.

Article  2   Appointment of Investor Services Group.
             ---------------------------------------

         Each Fund hereby appoints and constitutes Investor Services Group as transfer agent and dividend disbursing agent for its Shares and as shareholder servicing agent for the Fund and Investor Services Group hereby accepts such appointments and agrees to perform the duties hereinafter set forth.

Article  3   Duties of Investor Services Group.
             ----------------------------------

         3.1 Investor Services Group shall be responsible for:

                  (a) Administering and/or performing the customary services of a transfer agent; acting as service agent in connection with dividend and distribution functions; and for performing shareholder account and administrative agent functions in connection with the issuance, transfer or redemption (including coordination with the Custodian) of Shares of each Fund, as more fully described without limitation in the written schedule of


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         Duties of Investor Services Group annexed hereto as Schedule A and incorporated herein, and in accordance with the terms of the Prospectus of each Fund, applicable law and the procedures established from time to time between Investor Services Group and each Fund.

                  (b) Recording the issuance of Shares and maintaining pursuant to Rule 17Ad-10(e) of the 1934 Act a record of the total number of Shares of each Fund which are authorized, based upon data provided to it by each Fund, and issued and outstanding. Investor Services Group shall provide the Fund on a regular basis with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund.

                  (c) In addition to providing the foregoing services, each Fund hereby engages Investor Services Group as its exclusive service provider with respect to the Print/Mail Services as set forth in Schedule B for the fees also identified in Schedule B. Investor Services Group agrees to perform the services and its obligations subject to the terms and conditions of this Agreement.

                  (d) Notwithstanding any of the foregoing provisions of this Agreement, Investor Services Group shall be under no duty or obligation to inquire into, and shall not be liable for: (i) the legality of the issuance or sale of any Shares or the sufficiency of the amount to be received therefor; (ii) the legality of the redemption of any Shares, or the propriety of the amount to be paid therefor; (iii) the legality of the declaration of any dividend by the Board of Trustees, or the legality of the issuance of any Shares in payment of any dividend; or
         (iv) the legality of any recapitalization or readjustment of the Shares.

         3.2 In addition, each Fund shall (i) identify to Investor Services Group in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of Investor Services Group for a Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and the reporting of such transactions to the Fund as provided above.

         3.3 In addition to the duties set forth herein, Investor Services Group shall perform such other duties and functions, and shall be paid such amounts therefor, as may from time to time be agreed upon in writing between a Fund and Investor Services Group.

Article  4   Recordkeeping and Other Information.
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         4.1 Investor Services Group shall create and maintain all records required of it pursuant to its duties hereunder and as set forth in Schedule A in accordance with all applicable


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laws, rules and regulations, including records required by Section 31(a) of the
1940 Act. Where applicable, such records shall be maintained by Investor Services Group for the periods and in the places required by Rule 31a-2 under the 1940 Act.

         4.2 Investor Services Group agrees that all such records prepared or maintained by Investor Services Group relating to the services to be performed by Investor Services Group hereunder are the property of the respective Fund and will be preserved, maintained and made available in accordance with Section 31 of the 1940 Act, and will be surrendered promptly to the appropriate Fund on and in accordance with the Fund's request.

         4.3 In case of any requests or demands for the inspection of Shareholder records of a Fund, Investor Services Group will endeavor to notify the Fund of such request and secure Written Instructions as to the handling of such request. Investor Services Group reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to comply with such request.

         4.4 Investor Services Group shall at all times maintain a duplicate set of records of each Fund (except those records copies of which are furnished daily to the Fund) in a fire-safe facility and shall further maintain a back-up computer capability sufficient to permit Investor Services Group to perform its obligations hereunder under reasonably foreseeable circumstances.

Article  5   Fund Instructions.
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         5.1 Investor Services Group will have no liability when acting upon
Written or Oral Instructions believed to have been executed or orally communicated by an Authorized Person and will not be held to have any notice of any change of authority of any person until receipt of a Written Instruction thereof from a Fund. Investor Services Group will also have no liability when processing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of a Fund and the proper countersignature of Investor Services Group.

         5.2 At any time, Investor Services Group may request Written Instructions from a Fund and may seek advice from legal counsel for a Fund, or its own legal counsel, with respect to any matter arising in connection with this Agreement, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with the opinion of counsel for a Fund or for Investor Services Group. Written Instructions requested by Investor Services Group will be provided by a Fund within a reasonable period of time.

         5.3 Investor Services Group, its officers, agents or employees, shall accept Oral Instructions or Written Instructions given to them by any person representing or acting on behalf of the Fund only if said representative is an Authorized Person. Each Fund agrees that all Oral Instructions shall be followed within one business day by confirming Written Instructions, and that the Fund's failure to so confirm shall not impair in any respect Investor Services Group's right to rely on Oral Instructions.


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Article  6   Compensation.
             -------------

         6.1 Each Fund will compensate Investor Services Group for the performance of its obligations hereunder in accordance with the fees set forth in the written Fee Schedule annexed hereto as Schedule B and incorporated herein.

         6.2 In addition to those fees set forth in Section 6.1 above, each Fund agrees to pay, and will be billed separately for, out-of-pocket expenses incurred by Investor Services Group in the performance of its duties hereunder. Out-of-pocket expenses shall include, but shall not be limited to, the items specified in the written schedule of out-of-pocket charges annexed hereto as Schedule C and incorporated herein. Schedule C may be modified by written agreement between the parties. Unspecified out-of-pocket expenses shall be limited to those out-of-pocket expenses reasonably incurred by Investor Services Group in the performance of its obligations hereunder.

         6.3 Each Fund agrees to pay all fees and out-of-pocket expenses to Investor Services Group within thirty (30) business days following the receipt of the respective invoice. With respect to all fees under this Agreement, Investor Services Group may charge a service fee equal to the lesser of (i) one and one half percent (1 1/2%) per month or (ii) the highest interest rate legally permitted on any past due invoiced amounts, provided however, the foregoing service fee shall not apply if the Fund in good faith disputes any invoice amount in which case the Fund shall do the following within thirty (30) days of receipt of the invoice: (a) pay Investor Services Group the undisputed amount of the invoice; and (b) provide Investor Services Group a detailed written description of the disputed amount and the basis for the Fund's dispute with such amount. In addition, the Fund shall cooperate with Investor Services Group in resolving disputed invoice amounts and then promptly paying such amounts determined to be due.

         6.4 Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule B, a revised Fee Schedule executed and dated by the parties hereto.

Article  7   Documents.
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         In connection with the appointment of Investor Services Group, each
Fund shall, on or before the date this Agreement goes into effect, within a reasonable period of time for Investor Services Group to prepare to perform its duties hereunder but only to the extent not previously delivered to Investor Services Group, deliver or caused to be delivered to Investor Services Group the documents set forth in the written schedule of Fund Documents annexed hereto as Schedule D.

Article  8   Transfer Agent System.
             ----------------------

         8.1 Investor Services Group shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by Investor


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Services Group in connection with the services provided by Investor Services
Group to a Fund herein (the "Investor Services Group System").

         8.2 Investor Services Group hereby grants to each Fund a limited license to the Investor Services Group System for the sole and limited purpose of having Investor Services Group provide the services contemplated hereunder and nothing contained in this Agreement shall be construed or interpreted otherwise and such license shall immediately terminate with the termination of this Agreement.

         8.3 In the event that any Fund, including any affiliate or agent of the Fund or any third party acting on behalf of the Fund is provided with direct access to the Investor Services Group System for either account inquiry or to transmit transaction information, including but not limited to maintenance, exchanges, purchases and redemptions, such direct access capability shall be limited to direct entry to the Investor Services Group System by means of on-line mainframe terminal entry or PC emulation of such mainframe terminal entry and any other non-conforming method of transmission of information to the Investor Services Group System is strictly prohibited without the prior written consent of Investor Services Group.

Article  9   Representations and Warranties.
             -------------------------------

         9.1 Investor Services Group represents and warrants to each Fund that:

                  (a) it is a corporation duly organized, existing and in good standing under the laws of the Commonwealth of Massachusetts;

                  (b) it is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement;

                  (c) all requisite corporate proceedings have been taken to authorize it to enter into this Agreement;

                  (d) it is duly registered with its appropriate regulatory agency as a transfer agent and such registration will remain in effect for the duration of this Agreement; and

                  (e) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

         9.2 Each Fund represents and warrants to Investor Services Group that:

                  (a) it is duly organized and existing as a business trust under the laws of the jurisdiction in which it is organized;

                  (b) it is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into this Agreement;


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                  (c) all corporate proceedings required by said Declaration of
         Trust, By-Laws and applicable laws have been taken to authorize it to enter into this Agreement;

                  (d) a registration statement under the Securities Act of 1933, as amended, and the 1940 Act on behalf of the Fund is currently effective and the Fund will use commercially reasonable efforts to cause it to remain effective, and all appropriate state securities law filings or notices have been made or filed and will continue to be made or filed, with respect to all Shares of the Fund being offered for sale; and

                  (e) all outstanding Shares are validly issued, fully paid and non-assessable and when Shares are hereafter issued in accordance with the terms of the Fund's Declaration of Trust and its Prospectus, such Shares shall be validly issued, fully paid and non-assessable.

Article 10    Indemnification.
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         10.1 Investor Services Group shall not be responsible for and each Fund shall indemnify and hold Investor Services Group harmless from and against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind (a "Claim") which may be asserted against Investor Services Group or for which Investor Services Group may be held to be liable arising out of or attributable to any of the following:

                  (a) any actions of Investor Services Group required to be taken pursuant to this Agreement unless such Claim resulted from a negligent act or omission to act or bad faith by Investor Services Group in the performance of its duties hereunder;

                  (b) Investor Services Group's reasonable reliance on, or reasonable use of information, data, records and documents (including but not limited to magnetic tapes, computer printouts, hard copies and microfilm copies) received by Investor Services Group from a Fund, or any authorized third party acting on behalf of a Fund, in the performance of Investor Services Group's duties and obligations hereunder;

                  (c) the reliance on, or the implementation of, any Written or Oral Instructions or any other instructions or requests of a Fund;

                  (d) the offer or sale of Shares in violation of any requirement under the securities laws or regulations of any state or in violation of any stop order or other determination or ruling by any state with respect to the offer or sale of such Shares in such state; and

                  (e) a Fund's refusal or failure to comply with the terms of this Agreement, or any Claim which arises out of a Fund's negligence or misconduct or the breach of any representation or warranty of that Fund made herein.


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         10.2 The Funds shall not be responsible for and Investor Services Group shall indemnify and hold each Fund harmless from and against any and all Claims which result from the negligence, bad faith or willful misconduct of Investor Services Group in the performance of its duties hereunder.

         10.3 In any case in which any party to this Agreement (the "Indemnifying Party") may be asked to indemnify or hold another party (the "Indemnified Party") harmless, the Indemnified Party will notify the Indemnifying Party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification against the Indemnifying Party although the failure to do so shall not prevent recovery by the Indemnified Party, which shall keep the Indemnifying Party advised with respect to all developments concerning such situation. The Indemnifying Party shall have the option to defend the Indemnified Party against any Claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party, and thereupon the Indemnifying Party shall take over complete defense of the Claim and the Indemnified Party shall sustain no further legal or other expenses in respect of such Claim. The Indemnified Party will not confess any Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party's prior written consent. The obligations of the parties hereto under this Article 10 shall survive the termination of this Agreement.

         10.4 Any claim for indemnification under this Agreement must be made prior to the earlier of:

                  (a) one year after the respective Fund becomes aware of the event for which indemnification is claimed; or

                  (b) one year after the earlier of the termination of this Agreement or the expiration of the term of this Agreement.

         10.5 Except for remedies that cannot be waived as a matter of law (and injunctive or provisional relief), the provisions of this Article 10 shall be Investor Services Group's sole and exclusive remedy for claims or other actions or proceedings to which a Fund's indemnification obligations pursuant to this
Article 10 may apply.

Article  11   Standard of Care.
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         11.1 Investor Services Group shall at all times act in good faith and agrees to use its best efforts within commercially reasonable limits to ensure the accuracy of all services performed under this Agreement, but assumes no responsibility for loss or damage to a Fund unless said errors are caused by Investor Services Group's own negligence, bad faith or willful misconduct or that of its employees.


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         11.2 Notwithstanding any provision in this Agreement to the contrary,
Investor Services Group's liability (to any Fund) for all losses, claims, suits, controversies, breaches, or damages for any cause whatsoever arising out of or related to this Agreement and regardless of the form of action or legal theory in any given contract year shall not exceed the lesser of (i) $500,000 or (ii) the fees received by Investor Services Group for services provided under this Agreement during the twelve months immediately prior to the date of such loss or damage. Fund understands the limitation on Investor Services Group's damages to be a reasonable allocation of risk and Fund expressly consents with respect to such allocation of risk.

         11.3 Neither party may assert any cause of action against the other party under this Agreement that accrued more than two (2) years prior to the filing of the suit (or commencement of arbitration proceedings) alleging such cause of action.

         11.4 Each party shall have the duty to mitigate damages for which the other party may become responsible.

Article  12   Consequential Damages.
              ----------------------

         EXCEPT WITH RESPECT TO THE RESPONSIBILITY OF INVESTOR SERVICES GROUP FOR DIRECT DAMAGES AS SET FORTH IN SECTION 10.2, IN NO EVENT SHALL INVESTOR SERVICES GROUP, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR LOST PROFITS, OR EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR WHETHER EITHER PARTY OR ANY ENTITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Article  13   Term and Termination.
              ---------------------

         13.1 This Agreement shall be effective on the date first written above and shall continue for a period of five (5) years (the "Initial Term").

         13.2 Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive terms of three (3) years ("Renewal Terms") each, unless one or more of the Funds or Investor Services Group provides written notice to the other of its intent not to renew with respect to one or more Funds. Such notice must be received not less than ninety (90) days and not more than one-hundred eighty (180) days prior to the expiration of the Initial Term or the then current Renewal Term.

         13.3 In the event a termination notice is given by a Fund, all expenses associated with movement of records and materials and conversion thereof to a successor transfer agent will be borne by the Fund.


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         13.4 If a party hereto is guilty of a material failure to perform its duties and obligations hereunder (a "Defaulting Party") the other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within thirty (30) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement by giving thirty (30) days written notice of such termination to the Defaulting Party. If Investor Services Group is the Non-Defaulting Party, its termination of this Agreement shall not constitute a waiver of any other rights or remedies of Investor Services Group with respect to services performed prior to such termination or rights of Investor Services Group to be reimbursed for out-of-pocket expenses. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

         13.5 Notwithstanding anything contained in this Agreement to the contrary, in the event of an acquisition, change of control (as defined under the 1940 Act), merger, or consolidation involving one or more of the Funds or any affiliate of a Fund ("Change of Control") and as a result a majority of the accounts or assets of such Fund are transferred from such Fund to a mutual fund for which Investor Services Group does not provide services similar to those provided to such Fund hereunder, prior to the effective date of the Change of Control each affected Fund shall pay to Investor Services Group the fee set forth in Schedule B (the "Early Termination Fee").

         13.6 Notwithstanding anything in this Agreement to the contrary, in the event that Smith Barney, Inc. ("Smith Barney") terminates its relationship with Investor Services Group and no longer utilizes the Investor Services Group System in connection with shareholder record keeping for the Smith Barney related mutual funds, each Fund shall have the right to terminate this Agreement, provided however, that in such event (i) the terminating Fund shall provide Investor Services Group with not less than 180 days prior written notice; and (ii) the terminating Fund shall pay to Investor Services Group the Early Termination Fee set forth in Schedule C. The Early Termination Fee set forth in this Section 13.6 shall not apply if the Fund is dissolved.

Article  14   Additional Series
              -----------------

         In the event that a Fund establishes one or more Series in addition to those identified in Exhibit 1, with respect to which the Fund desires to have Investor Services Group render services as transfer agent under the terms hereof, the Fund shall so notify Investor Services Group in writing, and Exhibit 1 shall be amended to include such additional series.

Article  15   Confidentiality.
              ----------------

         15.1 The parties agree that the Proprietary Information (defined below) and the contents of this Agreement (collectively "Confidential Information") are confidential information of the parties and their respective licensors. Each Fund and Investor Services Group shall exercise at least the same degree of care, but not less than reasonable care, to safeguard the confidentiality of the Confidential Information of the other as it would exercise to protect its own confidential information of a similar nature. Except as required by law, the Fund and Investor


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Services Group shall not duplicate, sell or disclose to others the Confidential
Information of the other, in whole or in part, without the prior written permission of the other party. The Fund and Investor Services Group may, however, disclose Confidential Information to their respective parent corporation, their respective affiliates, their subsidiaries and affiliated companies and employees, independent contractors, auditors, and professional advisors, provided that each shall use reasonable efforts to ensure that the Confidential Information is not duplicated or disclosed in breach of this Agreement. Notwithstanding the previous sentence, in no event shall either a Fund or Investor Services Group disclose the Confidential Information to any competitor of the other without specific, prior written consent.

         15.2 Proprietary Information means:

                  (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finance, operations, customer relationships, customer profiles, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of a Fund or Investor Services Group, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them;

                  (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords a Fund or Investor Services Group a competitive advantage over its competitors; and

                  (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, show-how and trade secrets, whether or not patentable or copyrightable.

         15.3 Confidential Information includes, without limitation, all documents, inventions, substances, engineering and laboratory notebooks, drawings, diagrams, specifications, bills of material, equipment, prototypes and models, and any other tangible manifestation of the foregoing of either party which now exist or come into the control or possession of the other.

         15.4 The obligations of confidentiality and restriction on use herein shall not apply to any Confidential Information that a party proves:

                  (a) Was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of such party; or

                  (b) Was lawfully received by the party from a third party free of any obligation of confidence to such third party; or


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                  (c) Was already in the possession of the party prior to
         receipt thereof, directly or indirectly, from the other party; or

                  (d) Is required to be disclosed in a judicial or administrative proceeding after all reasonable legal remedies for maintaining such information in confidence have been exhausted including, but not limited to, giving the other party as much advance notice of the possibility of such disclosure as practical so the other party may attempt to stop such disclosure or obtain a protective order concerning such disclosure; or

                  (f) Is subsequently and independently developed by employees, consultants or agents of the party without reference to the Confidential Information disclosed under this Agreement.

Article  16   Force Majeure.
              --------------

         No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by (i) fire, flood, elements of nature or other acts of God; (ii) any outbreak or escalation of hostilities, war, riots or civil disorders in any country, (iii) any act or omission of the other party or any governmental authority; (iv) any labor disputes (whether or not the employees' demands are reasonable or within the party's power to satisfy); or
(v) nonperformance by a third party or any similar cause beyond the reasonable control of such party, including without limitation, failures or fluctuations in telecommunications or other equipment. In any such event, the non-performing party shall be excused from any further performance and observance of the obligations so affected only for as long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

Article 17    Assignment and Subcontracting.
              ------------------------------

         This Agreement, its benefits and obligations shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned or otherwise transferred by either party hereto, without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that Investor Services Group may, in its sole discretion, assign all its right, title and interest in this Agreement to an affiliate, parent or subsidiary, or to the purchaser of substantially all of its business. Investor Services Group may, in its sole discretion, engage subcontractors to perform any of the obligations contained in this Agreement to be performed by Investor Services Group.

Article 18    Arbitration.
              ------------

         18.1 Any claim or controversy arising out of or relating to this Agreement, or breach hereof, shall be settled by arbitration administered by the American Arbitration Association in Boston, Massachusetts in accordance with its applicable rules, except that the Federal Rules of


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

Evidence and the Federal Rules of Civil Procedure with respect to any discovery process ordered by the arbitrators shall apply. The parties agree that the fees of and authorized costs of the arbitrators shall be shared equally by the parties.

         18.2 The parties hereby agree that the decision of the arbitrator shall be binding on the parties and that judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

         18.3 The parties acknowledge and agree that the performance of the obligations under this Agreement necessitates the use of instrumentalities of interstate commerce and, notwithstanding other general choice of law provisions in this Agreement, the parties agree that the Federal Arbitration Act shall govern and control with respect to the provisions of this Article 18.

Article  19   Notice.
              ------

         Any notice or other instrument authorized or required by this Agreement to be given in writing to a Fund or Investor Services Group, shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                  To any Fund:

                           Carnegie Capital Management Company
                           1100 The Halle Building
                           1228 Euclid Avenue
                           Cleveland, Ohio  44115

                           Attention: George R. Mateyo, President and CEO

                  To Investor Services Group:

                           First Data Investor Services Group, Inc.
                           4400 Computer Drive
                           Westboro, Massachusetts  01581
                           Attention:  President

                  with a copy to Investor Services Group's General Counsel

Article 20    Governing Law/Venue.
              --------------------

         The laws of the Commonwealth of Massachusetts, excluding the laws on conflicts of laws, shall govern the interpretation, validity, and enforcement of this agreement.

Article 21    Counterparts.
              -------------

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

Article 22    Captions.
              ---------

         The captions of this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

Article 23    Publicity.
              ----------

         Neither Investor Services Group nor any Fund shall release or publish news releases, public announcements, advertising or other publicity relating to this Agreement or to the transactions contemplated by it without the prior review and written approval of the other party; provided, however, that either party may make such disclosures as are required by legal, accounting or regulatory requirements after making reasonable efforts in the circumstances to consult in advance with the other party.

Article 24    Trustee/Shareholder Liability
              -----------------------------

         The shareholders, Trustees, officers, employees and agents of a Fund shall not personally be bound by or liable under this Agreement, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder, as more fully provided under the terms of the Declaration of Trust.

Article 25    Relationship of Parties/Non-Solicitation.
              -----------------------------------------

         25.1 The parties agree that they are independent contractors and not partners or co-venturers and nothing contained herein shall be interpreted or construed otherwise.

         25.2 During the term of this Agreement and for one (1) year afterward, no Fund shall recruit, solicit, employ or engage, for the Fund or others, Investor Services Group's employees, without the consent of Investor Services Group.

Article 26    Entire Agreement; Severability.
              -------------------------------

         26.1 This Agreement, including Schedules and Exhibits hereto, constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous proposals, agreements, contracts, representations, and understandings, whether written or oral, between the parties with respect to the subject matter hereof. No change, termination, modification, or waiver of any term or condition of the Agreement shall be valid unless in writing signed by each party. No such writing shall be effective as against Investor Services Group unless said writing is executed by a Senior Vice President, Executive Vice President, or President of Investor Services Group. A party's waiver of a breach of any term or condition in the Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

         26.2 The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement shall remain fully effective.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.


                                     LIQUID CAPITAL INCOME TRUST

                                     By:
                                        -------------------------------
                                     Title:


                                     CARNEGIE GOVERNMENT SECURITIES TRUST

                                     By:
                                        -------------------------------

                                     Title:
                                           ----------------------------

                                     CARNEGIE TAX FREE INCOME TRUST

                                     By:
                                        -------------------------------

                                     Title:
                                           ----------------------------


                                     CARNEGIE TAX EXEMPT INCOME TRUST

                                     By:
                                        -------------------------------

                                     Title:
                                           ----------------------------


                                     FIRST DATA INVESTOR SERVICES GROUP, INC.

                                     By:
                                        -------------------------------

                                     Title:
                                           ----------------------------

                                    EXHIBIT 1

                            CARNEGIE FUNDS AND SERIES
                              Parties to Agreement


Liquid Capital Income Trust  (Mass business trust)
Carnegie Government Securities Trust (Mass business trust) - Money Market Series Carnegie Tax Free Income Trust (Mass business trust)
Carnegie Tax Exempt Income Trust - Ohio General Municipal Fund (Ohio business trust)

                                   Schedule A

                        Duties of Investor Services Group
                        ---------------------------------

         1. SHAREHOLDER INFORMATION. Investor Services Group shall maintain a record of the number of Shares held by each Shareholder of record which shall include name, address, taxpayer identification and which shall indicate whether such Shares are held in certificates or uncertificated form.

         2. SHAREHOLDER SERVICES. Investor Services Group shall respond as appropriate to all inquiries and communications from Shareholders relating to Shareholder accounts with respect to its duties hereunder and as may be from time to time mutually agreed upon between Investor Services Group and the Fund.

         3. SHARE CERTIFICATES.

                  (a) At the expense of the Fund, the Fund shall supply Investor Services Group with an adequate supply of blank share certificates to meet Investor Services Group requirements therefor. Such Share certificates shall be properly signed by facsimile. The Fund agrees that, notwithstanding the death, resignation, or removal of any officer of the Fund whose signature appears on such certificates, Investor Services Group or its agent may continue to countersign certificates which bear such signatures until otherwise directed by Written Instructions.

                  (b) Investor Services Group shall issue replacement Share certificates in lieu of certificates which have been lost, stolen or destroyed, upon receipt by Investor Services Group of properly executed affidavits and lost certificate bonds, in form satisfactory to Investor Services Group, with the Fund and Investor Services Group as obligees under the bond.

                  (c) Investor Services Group shall also maintain a record of each certificate issued, the number of Shares represented thereby and the Shareholder of record. With respect to Shares held in open accounts or uncertificated form (i.e., no certificate being issued with respect thereto) Investor Services Group shall maintain comparable records of the Shareholders thereof, including their names, addresses and taxpayer identification. Investor Services Group shall further maintain a stop transfer record on lost and/or replaced certificates.

         4. MAILING COMMUNICATIONS TO SHAREHOLDERS; PROXY MATERIALS. Investor Services Group will address and mail to Shareholders of the Fund, all reports to Shareholders, dividend and distribution notices and proxy material for the Fund's meetings of Shareholders. In connection with meetings of Shareholders, Investor Services Group will prepare Shareholder lists, mail and certify as to the mailing of proxy materials, process and tabulate returned proxy cards, report on proxies voted prior to meetings, act as inspector of election at meetings and certify Shares voted at meetings.

         5. SALES OF SHARES.

                  (a) Investor Services Group shall not be required to issue any Shares of the Fund where it has received a Written Instruction from the Fund or official notice from any appropriate authority that the sale of the Shares of the Fund has been suspended or discontinued. The existence of such Written Instructions or such official notice shall be conclusive evidence of the right of Investor Services Group to rely on such Written Instructions or official notice.

                  (b) In the event that any check or other order for the payment of money is returned unpaid for any reason, Investor Services Group will endeavor to: (i) give prompt notice of such return to the Fund or its designee;
(ii) place a stop transfer order against all Shares issued as a result of such check or order; and (iii) take such actions as Investor Services Group may from time to time deem appropriate.

         6. TRANSFER AND REDEMPTION.

                  (a) Investor Services Group shall process all requests to transfer or redeem Shares in accordance with the transfer or redemption procedures set forth in the Fund's Prospectus.

                  (b) Investor Services Group will transfer or redemption Shares upon receipt of Oral or Written Instructions or otherwise pursuant to the Prospectus and Share certificates, if any, properly endorsed for transfer or redemption, accompanied by such documents as Investor Services Group reasonably may deem necessary.

                  (c) Investor Services Group reserves the right to refuse to transfer or redeem Shares until it is satisfied that the endorsement on the instructions is valid and genuine. Investor Services Group also reserves the right to refuse to transfer or redeem Shares until it is satisfied that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or redemptions which Investor Services Group, in its good judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or redemption.

                  (d) When Shares are redeemed, Investor Services Group shall, upon receipt of the instructions and documents in proper form, deliver to the Custodian and the Fund or its designee a notification setting forth the number of Shares to be redeemed. Such redeemed shares shall be reflected on appropriate accounts maintained by Investor Services Group reflecting outstanding Shares of the Fund and Shares attributed to individual accounts.

                  (e) Investor Services Group shall upon receipt of the monies provided to it by the Custodian for the redemption of Shares, pay such monies as are received from the Custodian, all in accordance with the procedures described in the written instruction received by Investor Services Group from the Fund.

                  (f) Investor Services Group shall not process or effect any redemption with respect to Shares of the Fund after receipt by Investor Services Group or its agent of notification of the suspension of the determination of the net asset value of the Fund.

         7. DIVIDENDS.

                  (a) Upon the declaration of each dividend and each capital gains distribution by the Board of Trustees of the Fund with respect to Shares of the Fund, the Fund shall furnish or cause to be furnished to Investor Services Group Written Instructions setting forth the date of the declaration of such dividend or distribution, the ex-dividend date, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined, the amount payable per Share to the Shareholders of record as of that date, the total amount payable on the payment date and whether such dividend or distribution is to be paid in Shares at net asset value.

                  (b) On or before the payment date specified in such resolution of the Board of Trustees, the Fund will provide Investor Services Group with sufficient cash to make payment to the Shareholders of record as of such payment date.

                  (c) If Investor Services Group does not receive sufficient cash from the Fund to make total dividend and/or distribution payments to all Shareholders of the Fund as of the record date, Investor Services Group will, upon notifying the Fund, withhold payment to all Shareholders of record as of the record date until sufficient cash is provided to Investor Services Group.

         8. In addition to and neither in lieu nor in contravention of the services set forth above, Investor Services Group shall: (i) perform all the customary services of a transfer agent, registrar, dividend disbursing agent and agent of the dividend reinvestment and cash purchase plan as described in the Fund's Prospectus and Statement of Additional Information and herein and consistent with those requirements in effect as at the date of this Agreement. The detailed definition, frequency, limitations and associated costs (if any) set out in the attached fee schedule, include but are not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, tabulating proxies, mailing Shareholder reports to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts where applicable, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders.

                                   Schedule B

                                  FEE SCHEDULE
                                  ------------

1.       Standard Fees

                  Open Account Fees:

                           Bond Funds:             $13.84 per account/per annum
                           Money Market Funds:     $19.44 per account/per annum

                  Closed Account Fees:             $2.20 per account/per annum

         The following functionality shall be supported on the Investor Services Group System:

                     - Second Cycle to SDI
                     - 6700 Smith Barney Account logic
                     - Pounding Daily Accrual

After the two year anniversary of the effective date of this Agreement, Investor Services Group may adjust the above fees once every two calendar years, upon thirty (30) days prior written notice in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) - (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Client's monthly fees (or the Effective Date absent a prior such adjustment).

2.       Retirement Plan Fees:

                  New Account Set Up:                $ 5.00
                  Pre-Mature Distribution:           $ 5.00
                  Annual Maintenance:                $15.00 per social security
                                                            number per plan

  3.     Programming Costs

         (a)      Dedicated Team:

                  Programmer                         $100,000 per annum
                  BSA                                $ 85,000 per annum
                  Tester                             $ 65,000 per annum

         (b)      System Enhancements (Non Dedicated Team):

                  Programmer                         $135.00 per hour

The above rates are subject to an annual 5% increase after the one year anniversary of the effective date of this Agreement.

4. Early Termination Fee. In the event that this Agreement is terminated during the Initial Term as set forth in either Section 13.5 or Section 13.6, the following fee shall be paid by each affected Fund to Investor Services Group prior to the effective date of termination:


              Termination Notice                       Fee
              ------------------                       ---
              Received During Year:
              ---------------------
                         1                           $50,000
                         2                           $37,500
                         3                           $25,000
                         4                           $12,500
                         5                             No Fee

5. Print/Mail Fees.

         (a) Standard Pricing:

         IMPLEMENTATION FEE:
         -------------------

                           $ 5000.00
                           $  150.00 / hr. Multi-check and Non Standard

         TESTING APPLICATION OR DATA REQUIREMENTS:
         -----------------------------------------

                           $3.00 / fax to client or Record Keeper

         WORK ORDER:
                           $15.00 per workorder

         DAILY WORK (CONFIRMS):

         Hand: $71/K with $75.00 minimum (includes 1 insert) $0.07/each additional insert

         Machine: $42/K with $50.00 minimum (includes 1 insert)
                           $0.01/each additional insert

         DAILY CHECKS:
         -------------

         Hand: $91/K with $100.00 minimum daily (includes 1 insert) $0.08/each additional insert

         Machine: $52/K with $75.00 minimum (includes 1 insert) $0.01/each additional insert

                  *  There is a $3.00 charge for each 3606 Form sent.

         STATEMENTS:
         -----------

         Hand: $78/K with $75.00 minimum (includes 1 insert) $0.08/each additional insert
                           $125/K for intelligent inserting

         Machine: $52/K with $75.00 minimum (includes 1 insert) $0.01 each additional insert $58/K for intelligent inserting

         PERIODIC CHECKS:
         ----------------

         Hand: $91/K with $100.00 minimum (includes 1 insert) $0.08/each additional insert

         Machine: $52/K with $100.00 minimum (includes 1 insert) $0.01/each additional insert

         12B1/DEALER COMMISSION CHECKS/STATEMENTS:
         -----------------------------------------

                           $0.78/each envelope with $100.00 minimum

         SPAC REPORTS/GROUP STATEMENTS:
         ------------------------------

                           $78/K with $75.00 minimum

         LISTBILLS:
         ----------
                           $0.78 per envelope with $75.00 minimum

         PRINTING CHARGES:  (price ranges dependent on volumes)
         ----------------
                           $0.08/per confirm/statement/page
                           $0.10/per check

         FOLDING (MACHINE):
         ------------------

                           $18/K

         FOLDING (HAND):
         ---------------

                           $.12 each

         PRESORT CHARGE:
         ---------------
                           $0.277 postage rate
                           $0.035 per piece

         COURIER CHARGE:
         ---------------

                           $15.00 for each on call courier trip/or actual cost for on demand

         OVERNIGHT CHARGE:
         -----------------

                           $3.50 per package service charge plus Federal Express/Airborne charge

         INVENTORY STORAGE:
         ------------------

                           $20.00 for each inventory location as of the 15th of the month

         INVENTORY RECEIPT:
         ------------------

                           $20.00 for each SKU / Shipment

         HOURLY WORK; SPECIAL PROJECTS, OPENING ENVELOPES, ETC...:
         ---------------------------------------------------------

                           $24.00 per hour

         SPECIAL PULLS:
         --------------

                           $2.50 per account pull

         BOXES/ENVELOPES:
         ----------------

                           Shipping boxes            $0.85 each
                           Oversized Envelopes       $0.45 each

         FORMS DEVELOPMENT/PROGRAMMING FEE:
         ----------------------------------

                           $100/hr

         SYSTEMS TESTING:
         ----------------

                           $85/hr

         CUTTING CHARGES:
         ----------------

                           $10.00/K

         (b)      Special Mailings.

                  The following pricing is based on appropriate notification (standard of 30 day notification) and scheduling for special mailings. Scheduling requirements include having materials arrive at agreed upon times in advance of deadlines. Mailings which arise with shorter time frames and turns will be billed at a maximum premium of 25% based on turn around requirements.

         WORK ORDER:
         -----------

                           $30.00 per Workorder

         DAILY WORK (CONFIRMS):
         ----------------------

         Hand:             $135.00 to create an admark tape
                           $10.00/K to zip + 4 data enhance with $125.00 minimum

                           $80.00/hr for any data manipulation
                           $6.00/K combo charge

         ADMARK & MACHINE INSERT
         -----------------------

                  #10, #11, 6x9
                           $62/K to admark envelope and machine insert 1 piece, with $125.00 min
                           $2.50/K for each additional insert $38/K to admark only with $75.00 minimum
                           $25.00/K hand sort
                  9x12
                           $100/K to admark envelope and machine insert 1 piece, with $125.00 min
                           $5.00/K for each additional insert $38/K to admark only with $75.00 minimum
                           $0.08 for each hand insert

         ADMARK & HAND INSERT
         --------------------

                  #10, #11, 6x9
                           $0.08 for each hand insert
                           $25.00/K hand sort
                  9x12
                           $0.09 for each hand insert
                           $25.00/K hand sort

         PRESSURE/SENSITIVE LABELS:
         --------------------------

                           $0.32 each to create, affix and hand insert 1 piece, with a $75.00 minimum
                           $0.08 for each hand insert $0.10 to affix labels only $0.10 to create labels only

         LEGAL DROP:
         -----------

                           $150.00 / compliant legal drop per job and processing fees

         CREATE MAILING LIST:
         --------------------

                           $0.40 per entry with $75.00 minimum
         PRESORT FEE:
         ------------

                  $0.035 per piece

                                   Schedule C

                             OUT-OF-POCKET EXPENSES
                             ----------------------

         Each Fund shall reimburse Investor Services Group monthly for applicable reasonable out-of-pocket expenses, including, but not limited to the following items:

         -  Microfiche/microfilm production
         -  Magnetic media tapes and freight
         - Printing costs, including certificates, envelopes, checks and stationery
         - Postage (bulk, pre-sort, ZIP+4, barcoding, first class) direct pass through to the Fund
         -  Due diligence mailings
         - Telephone and telecommunication costs, including all lease, maintenance and line costs
         -  Ad hoc reports
         -  Proxy solicitations, mailings and tabulations
         -  Daily & Distribution advice mailings
         -  Shipping, Certified and Overnight mail and insurance
         -  Year-end form production and mailings
         - Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines
         -  Duplicating services
         -  Courier services
         - Banking Services Fees, including but not limited to, Incoming and Outgoing wires, and Federal Reserve charges for check clearance
         -  Overtime, as approved by the Fund
         -  Temporary staff, as approved by the Fund
         -  Travel and entertainment, as approved by the Fund
         - Record retention, retrieval and destruction costs, including, but not limited to exit fees charged by third party record keeping vendors
         -  Third party audit reviews
         -  Ad hoc SQL time
         -  Insurance
         - Such other miscellaneous expenses reasonably incurred by Investor Services Group in performing its duties and responsibilities under this Agreement.

         Each Fund agrees that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with Investor Services Group. In addition, each Fund will promptly reimburse Investor Services Group for any other unscheduled expenses incurred by Investor Services Group whenever the Fund and Investor Services Group mutually agree that such expenses are not otherwise properly borne by Investor Services Group as part of its duties and obligations under the Agreement.

                                   Schedule D

                                 FUND DOCUMENTS
                                 --------------

         -  Certified copy of the Declaration of Trust of the Fund, as amended

         -  Certified copy of the By-laws of the Fund, as amended,

         - Copy of the resolution of the Board of Trustees authorizing the execution and delivery of this Agreement

         - Specimens of the certificates for Shares of the Fund, if applicable, in the form approved by the Board of Trustees of the Fund, with a certificate of the Secretary of the Fund as to such approval

         - All account application forms and other documents relating to Shareholder accounts or to any plan, program or service offered by the Fund

         - Certified list of Shareholders of the Fund with the name, address and taxpayer identification number of each Shareholder, and the number of Shares of the Fund held by each, certificate numbers and denominations (if any certificates have been issued), lists of any accounts against which stop transfer orders have been placed, together with the reasons therefore, and the number of Shares redeemed by the Fund

         - All notices issued by the Fund with respect to the Shares in accordance with and pursuant to the Declaration of Trust or By-laws of the Fund or as required by law.